Exhibit 10.1

Supplement agreement No.14 to the General Agreement No.ТР-0672                 1(2)

Regarding general financial conditions on assignment of receivables

(Factoring) within Russia dated September 19, 2012

Supplement Agreement No.14

To the General Agreement No.ТР-0672 regarding General Financial Conditions on the Assignment of Receivables (Factoring) within Russia dated September 19, 2012

St.-Petersburg _____________ May 21, 2014

Open Joint-Stock Company ALFA-BANK (OGRN 1027700067328), herein referred to as the Financial Agent, [represented by] Regional director of major corporate businesses of the Saint-Petersburg Branch of OJSC ALFA-BANK in Saint-Petersburg Mr. Sokolov A.G., acting under the Power of Attorney No.5/1909Д dated 04/29/2014, from one side

And

Limited Liability Company TOT MONEY (OGRN 1127746225540), herein referred to as the Client, represented by General Director Sbitneva E.I., acting under the Charter, from the other side, collectively referred to as the Parties, have concluded this Supplement Agreement to the Supplement agreement No.14 to the General Agreement No.ТР-0672 regarding general financial conditions on assignment of receivables (factoring) within Russia dated September 19, 2012 (hereinafter – General Agreement) as follows:

1.	The Parties have agreed to read Provision 1.1. of the Supplement Agreement No.2 dated September 19, 2012 to the General Agreement as follows:

«1.1. Under the concluded General Agreement, the Client assigns the receivables to the Financial Agent on payment of goods (works/services), the time of compliance for which has not come, as well as receivables, which will accrue in the future, the following Contracts with following Debtors:

Name and the Details of Debtor(s) (Full company name, including form of legal entity incorporation, OGRN, INN, place of registration)	Contract(s) Details (Name, number, date)
Open Joint-Stock Company Mobile TeleSystems (INN 7740000076 OGRN 1027700149124) Legal Address: 109147, Moscow, 4 Marksistskaya Str. Actual Address: 109147, Moscow, 4 Marksistskaya Str.	1. Agreement No. D0811373 dated 07/01/2008 2. Agreement on transfer of rights and obligations No. D0811373 dated 07/01/2008, concluded between Mobile TeleSystems OJSC and RM-Invest LLC
Open Joint-Stock Company MegaFon (INN 7812014560 OGRN 1027809169585) Legal Address: 115035, Moscow, 30 Kadashevskaya Str. Actual Address: 115035, Moscow, 30 Kadashevskaya Str.	1) Agreement No. CPA-86 dated 09/01/2012 2) Agreement No. ПП/МФ-3 dated 06/01/2014 3) Agreement No. CPA/МФ-16 dated 06/01/2014

Open Joint-Stock Company Vimpel-Communications

(INN 7713076301 OGRN 1027700166636)

Legal Address: 127083, Moscow, d. 10 str. 14, 8 Marta Str.

Actual Address: 127083, Moscow, d. 10 str. 14, 8 Marta Str.

Agreement No. 0382 dated 09/20/2012

».

2.	The Parties have agreed to read Table No.2 «Fees (commission) for financing (annual rates) Provision 3.1. of the Supplement Agreement No.3 dated September 19, 2012 to the General Agreement as follows:

«Table No.2. «Fees (commission) for financing (annual rates)

Term for determination of financing rate	Factoring Turnover per previous month, RUB
	Over 300 000 000	200 000 000 – 300 000 000	Less than 200 000 000
1-7 days	13,22%	13,22%	13,22%
8-14 days	13,48%	13,48%	13,48%
15-21 days	13,75%	13,75%	13,75%
22-30 days	14,04%	14,04%	14,04%
31-60 days	14,44%	14,44%	14,44%
61-90 days	14,50%	14,50%	14,50%
91-120 days	14,50%	14,50%	14,50%
121-150 days	14,50%	14,50%	14,50%
151-180 days	14,50%	14,50%	14,50%

.»

3.	The Parties have agreed to read Provision 3.4. of Section 3 of the General Agreement as follows:

«3.4. The limiting size of the aggregate limit of financing under this Agreement should not exceed:

-	300 000 000,00 (Three hundred million 00/100) Russian Rubles in the period from September 19, 2012 to May 23, 2013 (including);
-	400 000 000,00 (Four hundred million 00/100) Russian Rubles in the period from May 24, 2013 to __________2014 (including);
-	415 000 000,00 (Four hundred and fifteen million 00/100) Russian Rubles in the period from _________2014 to the date of expiration of the Agreement.»
4.	This Supplement Agreement shall come into effect its signing by the Parties.
5.	This Supplement Agreement is an integral part of the General Agreement. The General Agreement should regulate relations of the Parties not regulated by this Supplement Agreement.
6.	This Supplement Agreement is drawn in three copies of equal legal force, two copies for the Financial Agent and one copy for the Client.

SIGNATURES OF THE PARTIES

FINANCIAL AGENT Regional director of major corporate businesses of the Saint-Petersburg Branch of OJSC ALFA-BANK in Saint-Petersburg /s/ A.G. Sokolov___________________ PS [Place of Seal]	CLIENT General Director TOT MONEY LLC /s/ E.I. Sbitneva__________ PS [Place of Seal]